SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2013 (April 9, 2013)
Education Management Corporation
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(Exact name of registrant as specified in its charter)
Pennsylvania             001-34466             25-1119571
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(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)            File Number)            Identification No.)
210 Sixth Avenue, Pittsburgh, Pennsylvania    15222
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         (Address of principal executive offices)    (Zip code)
Registrant's telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2013, Education Management Corporation (the “Company”) announced the appointment of Mick J. Beekhuizen, age 36, as Executive Vice President and Chief Financial Officer. Mr. Beekhuizen has served on the Company's Board of Directors (the “Board”) as a designee of certain private equity funds affiliated with Goldman Sachs Capital Partners since October 2009. Most recently, Mr. Beekhuizen was a Managing Director within the Merchant Banking Division at Goldman, Sachs & Co. in New York. He joined Goldman Sachs in 2000 as a financial analyst in Investment Banking in Frankfurt, Germany, and joined Merchant Banking in 2004 when he moved to New York. In 2010, Mr. Beekhuizen was named a Managing Director. Mr. Beekhuizen has also served on the board of EdgeMarc Energy Holdings, LLC. Other than Mr. Beekhuizen's prior service on the Board as a designee of certain private equity funds affiliated with Goldman Sachs Capital Partners, there are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Beekhuizen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Additional information regarding Mr. Beekhuizen is included in the Company's press release dated April 10, 2013, which is furnished as Exhibit 99.1 to this current report on Form 8-K (the “Press Release”).

In connection with Mr. Beekhuizen's appointment, Mr. Beekhuizen resigned from the Board effective April 9, 2013. Upon Mr. Beekhuizen's departure from the Board, certain private equity funds affiliated with Goldman Sachs Capital Partners (collectively, the “GSCP Parties”) have the right to fill the resulting vacancy on the Board pursuant to the terms of the Company's Shareholders Agreement dated as of October 7, 2009 by and among the Company and the shareholders party thereto (the “Shareholders Agreement”), which was previously filed on November 10, 2009 as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2009. Under the terms of the Shareholders Agreement, the GSCP Parties have the right to designate two members to the Board. The rights of the GSCP Parties to appoint directors will be reduced to the right to appoint one director if the GSCP Parties' stock ownership drops below 10% of the outstanding shares of the Company's common stock, and the right of the GSCP Parties to appoint directors will be eliminated if the GSCP Parties' stock ownership drops below 2% of the outstanding shares of the Company's common stock. Adrian M. Jones is a designee of the GSCP Parties on the Board under the terms of the Shareholders Agreement.

Item 8.01 - Other Events.

On April 10, 2013, the Company announced the appointment of Joan H. Walker as Executive Vice President, Corporate Communications. Additional information regarding Ms. Walker is included in the Press Release.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.        Exhibit

99.1        Press Release dated April 10, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDUCATION MANAGEMENT CORPORATION
By:      /s/ Edward H. West
Name: Edward H. West
Title: President and Chief Executive Officer
Dated: April 10, 2013